------------------------                                    --------------------
CUSIP No.   155560105                   13G                    Page 7 of 8 Pages
------------------------                                    --------------------



                          EXHIBIT 1 TO SCHEDULE 13G


                              February 14, 1997



           MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN  STANLEY  ASSET  MANAGEMENT  INC.


BY:         /s/ PETER A. NADOSY
            --------------------------------------------------------------------
            Peter A. Nadosy/Vice Chairman




            MORGAN  STANLEY  GROUP  INC.

BY:         /s/ EDWARD J. JOHNSEN
            --------------------------------------------------------------------
            Edward J. Johnsen/Vice President
            Morgan Stanley & Co. Incorporated